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                                 EXHIBIT 10.11

                        1999 DECLARATION OF AMENDMENT TO
                               CLARUS CORPORATION
                           1998 STOCK INCENTIVE PLAN


     THIS 1999 DECLARATION OF AMENDMENT, is made this 28th day of October, 1999, by CLARUS CORPORATION (the "Corporation"), to the Corporation's 1998 Stock Incentive Plan (the "1998 Plan").

                                R E C I T A L S:
                                ---------------

     WHEREAS, the Board of Directors of the Corporation has deemed it advisable and has this day approved an amendment to the 1998 Plan as set forth below; and

     WHEREAS, the Corporation desires to evidence such amendment by this Declaration of Amendment.

     NOW, THEREFORE, IT IS DECLARED that, effective October 28, 1999, the 1998 Plan shall be and is hereby amended as follows:

  1.  Amendment to Article 18. The following phrase shall be added to the
      -----------------------
beginning of the first sentence of Section 18(a): "With respect to Awards granted on and after the Effective Date of the Plan and before October 28,
1999,".   Section 18(b) shall be renumbered as Section 18(c) and all references thereto in the Plan shall also be deemed so amended. In addition, the following new provisions shall be added as Section 18(b):

  (b) Notwithstanding anything to the contrary herein, with respect to Awards granted on or after October 28, 1999, the following provisions shall apply in lieu of the provisions of Section 18(a) (unless an individual agreement provides otherwise):

       (i) Any Options and SARs outstanding as of the date of such Change of Control which are not otherwise exercisable on that date shall immediately become exercisable with respect to 50% of that portion of such outstanding Award which was not otherwise exercisable as of such date; and

       (ii) Any Restricted Awards outstanding as of the date of such Change of Control which had not otherwise vested shall be deemed to be vested and payable with respect to 50% of that portion of such outstanding Award which was not otherwise vested on such date."

       (iii) Notwithstanding the foregoing, in the event of a Change of Control, the Committee may, in its sole and absolute discretion, determine that any or all Awards granted pursuant to the Plan shall not vest or become exercisable on an accelerated basis, if the Board of Directors of the Corporation or the surviving or acquiring corporation, as the case may be, shall have taken such action, including, but not limited
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              to, the assumption or continuation of Awards granted under the
              Plan or the grant of substitute awards (in either case, with substantially similar terms as Awards granted under the Plan), as in the opinion of the Committee is equitable or appropriate to protect the rights and interests of participants under the Plan. For the purposes herein, the Committee authorized to make the determinations provided for in this Section 18(b)(iii) shall be appointed by the Board of Directors, two-thirds of the members of which shall have been directors of the Corporation prior to the merger, share exchange, reorganization or other business combinations affecting the Corporation or a related corporation.

  2.   Amendment to Section 18(c).   Section 18 (c)(ii)(A) shall be deleted and
       --------------------------
replaced with the following:

       "(A) to merge or consolidate the Corporation with or into another corporation, in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than (x) a merger or consolidation of the Corporation in which holders of Common Stock immediately prior to the merger or consolidation have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before and (y) with respect to Awards granted on or after October 28, 1999, any merger or consolidation of the Corporation in which holders of Common Stock immediately prior to the merger or consolidation continue to own at least a majority of the combined voting securities of the Corporation (or the surviving entity) outstanding immediately after such merger or consolidation;"

  3.   Continued Effect.  Except as set forth herein, the 1998 Plan remains
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in full force and effect.


     IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of Clarus Corporation as of the day and year first above written.


                                    CLARUS CORPORATION


                              By:   /s/ Stephen P. Jeffery
                                    -----------------------------
                                    Stephen P. Jeffery, President

ATTEST:


/s/ Arthur G. Walsh, Jr.
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Arthur G. Walsh, Jr., Secretary

[Corporate Seal]

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